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                                                                EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated June 24, 1998, included in the Chicago Bridge & Iron Savings Plan's Form 11-K for the year ended December 31, 1997, and to all references to our firm included in this registration statement.







ARTHUR ANDERSEN LLP

Chicago, Illinois
June 24, 1998